Exhibit 99.1

Media Contact: Susan Chenoweth Taleo Corporation 925-452-3666 schenoweth@taleo.com	Investor Relations Contact: Carolyn Bass, Jon Avidor Market Street Partners 415-445-3240 taleo@marketstreetpartners.com
Taleo Reports Strong Fourth Quarter and Fiscal Year End 2006 Financial Results
Exits the year with record revenues, profits and customer acquisition
Dublin, Calif., — February 15, 2007 – Taleo Corporation (Nasdaq: TLEO), the leading provider of on demand talent management solutions, today announced financial results for its fourth quarter and fiscal year ended December 31, 2006.
Business Highlights Include:
•	Record new customer acquisition; doubling the number of customers from the previous year

•	Record revenues of $97.0 million for 2006, an increase of 24% year-over-year

•	Q4 2006 GAAP net income of $892,000

•	Improved balance sheet strength
“2006 was a pivotal year for Taleo as we continued to build a solid foundation and expanded our market share as the leader in Talent Management solutions. We remain focused on execution and are pleased with our strong organic growth, record quarterly customer acquisition, financial progress and ability to deliver increased customer value and improved business performance to our customers,” stated Michael Gregoire, president and CEO of Taleo.
“Looking ahead to 2007, we will broaden and deepen our solutions toward a full Talent Management Suite of integrated applications built on our leading platform. We are very encouraged by the business trends that we are witnessing in both the enterprise and SMB end markets. We intend to capitalize on our technology leadership, strong channel relationships and international investments to take advantage of the opportunity at hand,” concluded Gregoire.
Taleo delivered the following results for the fourth quarter and year ended December 31, 2006:

•	Revenue: Total revenue for the fourth quarter was $26.5 million, representing an increase of 26% on a year-over-year basis. Recurring application revenue for the fourth quarter was $21.6 million, an increase of 26% on a year-over-year basis. For the year ended December 31, 2006, total revenue was $97.0 million, an increase of 24%, while recurring application revenue was $79.1 million, an increase of 25% over the prior year.
•	Net Income/Loss and Income/(Loss) Per Share to Common Stockholders: Net income in accordance with accounting principles generally accepted in the United States, or GAAP, was $0.9 million for the fourth quarter, compared to a net loss of $77,000 for the same period last year. Net income for the fourth quarter and year ended December 31, 2006 includes share-based compensation expense of $1.1 million and $4.5 million, respectively, pursuant to the adoption on January 1, 2006 of Financial Accounting Standards Board (FASB) Statement No. 123R, “Share-Based Payment” (SFAS 123R), which requires companies to expense the fair value of employee stock options and similar stock based compensation awards. Net income per fully diluted share was $0.03 for the fourth quarter of 2006 based on 25.8 million weighted average shares outstanding compared to net loss per fully diluted share of $(0.00) for the same period in 2005 based on 18.2 million weighted average shares outstanding. For the year ended December 31, 2006, net loss was $2.3 million, compared to a net loss of $5.5 million for the year ended December 31, 2005. Net loss per fully diluted share was $(0.11) for the year ended December 31, 2006 based on 20.0 million weighted average shares outstanding compared to net loss per fully diluted share of $(1.19) for the year ended December 31, 2005 based on 4.6 million weighted average shares outstanding.
•	Non-GAAP Net Income/(Loss) and Non-GAAP Income/Loss Per Share: Non-GAAP net income, which excludes restructuring costs and other charges, loss on disposal of fixed assets, stock compensation expense, share-based compensation expense pursuant to SFAS 123R, amortization of acquired intangibles, fees for early retirement of indebtedness, write off of unamortized indebtedness fees, net adjustment for tax valuation allowances, and accretion of dividends and issuance costs on preferred stock, was $1.9 million for the fourth quarter of 2006, compared to a non-GAAP net income of $1.3 million in the same period last year. Non-GAAP net income per fully diluted share was $0.07 for the fourth quarter of 2006 based on 25.8 million weighted average shares outstanding compared to non-GAAP net income per fully diluted share of $0.05 for the same period in 2005 based on 24.7 million weighted average shares outstanding.

For the year ended December 31, 2006, non-GAAP net income was $3.3 million, compared to non-GAAP net income of $1.9 million for the year ended December 31, 2005. Non-GAAP net income per fully diluted share was $0.13 for the year ended December 31, 2006 based on 25.6 million weighted average shares outstanding compared to non-GAAP net income per fully diluted share of $0.09 for the year ended December 31, 2005 based on 20.3 million weighted average shares outstanding.
     Additional Fourth Quarter Highlights:
•	In November 2006, Taleo was positioned in the coveted “Leaders Quadrant” of Gartner Group’s E-Recruitment Software Magic Quadrant based on the company’s innovation and execution.

•	Taleo added more than 150 new customers, including a record 23 enterprise customers.

•	New enterprise customers included: Armstrong Holdings, Blue Cross Blue Shield of Tennessee, The Cheesecake Factory, Gordon Food Service, Health Alliance, Hewitt, Newell Rubbermaid, TeleTech, US Bancorp, and Yellow Pages.

•	Taleo entered into a partnership with IBM to provide global HRO services and together closed their first two joint customers.

•	Taleo announced the availability of its Taleo Business Edition 7.5 eRecruiting Solution, providing enhancements to its solution for small and medium-sized businesses.

•	In December 2006, IDC released its report on Worldwide HCM market share ranking Taleo as the worldwide market share leader in eRecruitment software and the worldwide market share leader in On Demand HCM Software.

•	During the fourth quarter of 2006, Taleo received IDG’s InfoWorld 100 Award for its innovative on-demand infrastructure.

•	Greg Santora, former CFO of Shopping.com and Intuit, joined the Board of Directors bringing strong financial insights, operations experience and software expertise to the Company’s Board.
2006 Business Highlights:
•	Taleo ended the year with more than 850 customers.

•	Since the launch of Taleo Business Edition in the spring of 2005, the Company has more than 600 Taleo Business Edition customers with 400 new customers signed in 2006 alone.

•	Taleo added 30 Fortune 1000 and 6 Fortune 100 companies in 2006, and now serves 104 of the Fortune 1000 and 32 of the Fortune 100 companies.

•	During 2006 alone, Taleo processed over 4 billion customer transactions, nearly 30 million applications and more than 850,000 hires.

•	The Company launched Taleo Business Edition in the UK, France, Australia, New Zealand, and Singapore.

•	Taleo was recognized with 10 industry awards for its products, the Company’s on demand infrastructure, and Taleo’s growth, including HR Executive Product of the Year award.
Conference Call Details
In conjunction with this announcement, Taleo will host a conference call today at 4:30 pm EST to discuss the company’s fourth quarter and fiscal year end 2006 financial results. To access this call, dial 866-700-7173 using passcode 34839573. A replay of this conference call will be available through February 22, 2007 at 888-286-8010. The replay passcode is 69271553. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.taleo.com) and a replay will be archived on the Web site as well.
About Taleo
Taleo (NASDAQ: TLEO) delivers on demand talent management solutions that enable organizations of all sizes, around the world, to assess, acquire, develop, and align their workforce for improved business performance. More than 850 organizations use Taleo to recruit and retain top talent with 805,000 users processing 55 million candidates from 100 countries. For more information, visit www.taleo.com.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, new product development, market growth, the demand for Taleo’s solutions and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including the possibility that the market for enterprise software does not develop as anticipated; the volatility of our stock price due to the difficulty in predicting operating results and the long sales cycle for our software; failure to develop new software products or enhance existing products; failure to retain key staff; the failure to maintain historical maintenance renewal rates; and the failure to properly protect our proprietary rights and intellectual property. Further information on potential factors that could affect actual results is included in Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on April 17, 2006, in Item 1A of Taleo Quarterly Report on Form 10-Q, as filed with the SEC on November 14, 2006, and in other reports filed by Taleo with the SEC.
Non-GAAP Financial Measures
Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income (loss) and non-GAAP net income (loss) per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude restructuring costs and other charges, loss on disposal of fixed assets, stock compensation expense, share-based compensation expense pursuant to SFAS 123R, amortization of acquired intangibles, fees for early retirement of indebtedness, write off of unamortized indebtedness fees, net adjustment for tax valuation allowances, and accretion of dividends and issuance costs on preferred stock.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$60,526	$52,989	$63,050	$62,731	$59,346
Restricted cash	982	972	961	779	1,110
Accounts receivable	25,980	24,230	17,070	20,517	15,026
Prepaid expenses and other current assets	3,921	4,906	3,729	4,021	3,010
Investment credit receivable	4,395	4,010	3,461	2,815	4,944

Total current assets	95,804	87,107	88,271	90,863	83,436

Property and equipment, net	12,928	12,748	12,210	6,924	7,129
Restricted Cash	1,048	1,053	1,048	1,248	936
Other assets	1,448	435	274	382	283
Goodwill	6,028	6,027	6,027	6,027	5,947
Other Intangibles, net	457	541	791	1,040	1,289

Total assets	$117,713	$107,911	$108,621	$106,484	$99,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligation, current	$381	$501	$602	$581	$583
Accounts payable and accrued liabilities	18,660	13,579	14,918	11,267	13,063
Contingent shares issuable	0	80	80	80	81
Customer deposits	80	1,152	1,654	2,397	342
Deferred revenue	18,547	16,149	16,415	17,724	10,870

Total current liabilities	37,668	31,461	33,669	32,049	24,939

Customer deposits and long term deferred revenue	360	303	303	187	114
Other liabilities	1,101	889	105	129	155
Capital lease obligation, non-current	17	46	95	256	399
Class B redeemable common stock	0	—	—	—	—

Total liabilities	39,146	32,699	34,172	32,621	25,607

Exchangeable share obligation	796	833	1,352	1,713	1,715

Stockholders’ equity:
Capital stock	—	—	—	—	—
Additional paid-in capital	133,610	130,621	128,518	125,934	124,947
Accumulated deficit	(55,988)	(56,880)	(56,123)	(54,295)	(53,701)
Deferred compensation	0	—	—	—	(21)
Treasury Stock	(158)	(86)
Accumulated other comprehensive income	307	724	702	511	473

Total Stockholders’ equity	77,771	74,379	73,097	72,150	71,698

Total liability and stockholders’ equity	$117,713	$107,911	$108,621	$106,484	$99,020

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)

	Three Months Year Ended		Twelve Months Year Ended
	December 31		December 31
	2006	2005	2006	2005
Revenue:
Application	$21,617	$17,206	$79,137	$63,296
Consulting	4,907	3,837	17,906	15,114

Total revenue	26,524	21,043	97,043	78,410

Cost of revenue (note 1):
Application	4,894	3,969	18,457	15,449
Amortization of acquired intangibles	84	249	832	970

Total cost of application revenue	4,978	4,218	19,289	16,419
Consulting	3,169	3,192	12,785	11,058

Total cost of revenue	8,147	7,410	32,074	27,477

Gross profit	18,377	13,633	64,969	50,933

Operating expenses (note 1):
Sales and marketing	7,749	5,903	29,413	22,544
Research and development	5,031	4,830	19,475	16,687
General and administrative (note 2)	5,530	2,383	21,097	10,725
Restructuring costs and other charges	(12)	—	414	804

Total operating expenses	18,298	13,116	70,399	50,760

Income / (loss) from operations	79	122	(5,430)	588

Other income (expense):
Interest income	637	578	2,869	873
Other income/(expense)	(18)	(54)	(85)	(1,273)
Fees for early extinguishment of debt	—	(726)	—	(2,264)

Total other income (expense)	619	(202)	2,784	(2,664)

Income/ (loss) before provision for income tax	698	315	(2,646)	(2,491)

Provision (benefit) for income taxes	(194)	4	(358)	4

Net Income (loss)	$892	$311	$(2,288)	$(2,495)

Accretion of dividends and issuance cost on preferred stock	—	(388)	—	(2,984)

Net income / (loss) attributable to Class A common stockholders	$892	$(77)	$(2,288)	$(5,479)

Net income / (loss) attributable to Class A common stockholders — basic	$0.04	$(0.00)	$(0.11)	$(1.19)

Net income / (loss) attributable to Class A common stockholders — fully diluted	$0.03	$(0.00)	$(0.11)	$(1.19)

Weighted average Class A common shares — basic	21,667	18,168	20,031	4,619

Weighted average Class A common shares — fully diluted	25,848	18,168	20,031	4,619

NOTES

1. Includes share-based compensation expense pursuant to adoption of SFAS 123R as of January 1, 2006.
Application COS	$49		$189
Service COS	64		223

COS Subtotal	113		412

Sales & Marketing Operating Cost	298		1,048
R&D Operating Cost	201		691
G&A Operating Cost	498		2,346

SG&A Subtotal	997		4,085

Total share-based compensation expense	$1,110		$4,497

2. Includes $366 of stock compensation expense under SFAS 123 related to a warrant issued to an external consultant in the twelve months year ended December 31, 2005.

Taleo Corporation
Condensed Consolidated Statements of Operations (Continued)
(All amounts in thousands except per share data)
Reconciliation of GAAP net income / (loss) and non-GAAP net income:

	Three Months Year Ended		Twelve Months Year Ended
	December 31		December 31
	2006	2005	2006	2005
GAAP net income/(loss) reported above	$892	$(77)	$(2,288)	$(5,479)
Add back:
Restructuring costs and other charges	(12)	—	414	804
Loss on disposal of fixed assets	—	—	181	—
Stock compensation expense	—	—	—	366
Share-based compensation expense (SFAS 123R)	1,110	—	4,497	—
Amortization of acquired intangibles	84	249	832	970
Fees for early retirement of indebtedness	—	31	—	1,569
Write off of unamortized indebtedness fees	—	695	—	695
Net adjustment for tax valuation allowance	(184)	—	(367)	—
Accretion of dividends and issuance costs on preferred stock	—	388	—	2,984

	998	1,363	5,557	7,388

Non-GAAP net income	$1,890	$1,286	$3,269	$1,909

Non-GAAP net income per share
Basic	$0.09	$0.07	$0.16	$0.41

Basic, pro forma as adjusted	$0.08	$0.06	$0.14	$0.11

Fully diluted	$0.07	$0.05	$0.13	$0.09

Reconciliation of basic and fully diluted share count:

Basic	21,667	18,168	20,031	4,619

Add: Weighted Average — Series B Common Stock	1,874	4,038	3,140	4,038
Weighted Average — Preferred Stock	—	402	—	9,351
Weighted Average — Warrants & Options	2,307	2,108	2,475	2,305

Fully diluted	25,848	24,716	25,646	20,313

Less: Weighted Average — Warrants & Options	(2,307)	(2,108)	(2,475)	(2,305)

Basic, pro forma as adjusted	23,541	22,608	23,171	18,008